FOR IMMEDIATE RELEASE

Great Lakes Bancorp Announces 2007 Third Quarter Results

Buffalo, New York, November 2, 2007 – Great Lakes Bancorp, Inc. (NYSE: GLK), the bank holding company of Greater Buffalo Savings Bank, today announced net losses for the third quarter and nine months ended September 30, 2007 of $1.7 million ($0.16 per share) and $2.6 million ($0.23 per share), respectively. This compares to net losses of $9 thousand ($0.00 per share) for the third quarter of 2006 and $143 thousand ($0.02 per share) for the first nine months of 2006.

The higher net loss for the current quarter as compared to the third quarter of 2006 reflects a decrease in net interest income and higher loan loss provisions and operating costs, offset in part by an increase in noninterest income. The higher net loss for the first nine months of 2007 as compared to the 2006 period reflects higher operating costs, offset in part by increases in net interest income and noninterest income and reductions in loan loss provisions.

Operating results for the third quarter and nine months ended September 30, 2007 were impacted by the Company’s decision in early September to exit its mortgage banking activities in Buffalo and Long Island. The Company’s mortgage banking activities consisted principally of originating residential mortgage loans for sale in the ordinary course of business to third-party investors. The Company’s exit decision resulted in the severance of 31 employees engaged in mortgage origination activities and the resignation of two mortgage banking executives. The Company recorded a pre-tax charge of $805 thousand in the third quarter reflecting the full cost of this exit decision. The charge was comprised principally of employee severance and related costs ($601 thousand) and leased facility costs associated with two mortgage origination offices in Long Island that are no longer occupied ($184 thousand).

The Company’s third quarter results were also impacted by the pending merger with First Niagara Financial Group, Inc. announced on September 10, 2007. The Company recognized a charge for professional fees relating to the merger of $192 thousand incurred in the third quarter and $380 thousand of expenses relating to 2007 employee incentive awards and contributions to the Company’s 401(k) plan that were approved as part of the merger transaction.

As to the Company’s core operations, net interest income decreased $222 thousand, or 5.6%, to $3.8 million for the current quarter compared to the third quarter of 2006. Interest income increased $282 thousand in the current quarter, as average loan balances increased $60.5 million, or 12.4%, to $550.2 million. Interest expense increased $504 thousand in the current quarter compared with the 2006 quarter. Average interest-bearing liabilities increased $12.2 million comparing the two quarters and average rates paid on these liabilities increased from 3.99% to 4.20%. Net interest margin declined to 1.92% in the current quarter from 2.03% in the 2006 quarter.

Provisions for loan losses of $376 thousand recognized in the current quarter were up by $347 thousand from $29 thousand for the third quarter of 2006. The current quarter provision resulted principally from increases in loan volumes. Noninterest income increased by $555 thousand, or 95%, to $1.1 million for the current quarter compared with the third quarter of 2006.

Noninterest expense increased by $2.7 million, or 58.3%, to $7.3 million for the current quarter compared with the third quarter of 2006, including the costs of exiting mortgage banking activities and costs associated with the First Niagara merger. Excluding these one-time costs, operating expenses increased across most categories, with employee and occupancy costs representing the largest increases as the Company completed its retail branch network and made significant additions to its workforce during 2007.

Results for the first nine months of 2007 reflected increases in net interest income and noninterest income and reductions in loan loss provisions; all offset by higher operating expenses. Net interest income was up $140 thousand to $11.5 million as compared with the first nine months of 2006. Loan loss provisions of $263 thousand for the first nine months of 2007 represented a decrease of $324 thousand from the first nine months of 2006. The current year provision resulted from increases in loan volumes, partially offset by reductions in formula-based reserve factors and specific reserves on commercial credits recognized during the first half of 2007. Noninterest income increased $1.2 million. Noninterest expense was up by $5.2 million in the first nine months of 2007 as compared to the 2006 period.

At September 30, 2007, the Company had total assets of $903.7 thousand compared to $869.3 million at September 30, 2006.

About Great Lakes Bancorp

Great Lakes Bancorp, Inc. is the bank holding company of Greater Buffalo Savings Bank, a Buffalo-based, full-service community bank that serves residents and businesses located throughout Western New York. The Bank has 16 full-service offices in operation. On September 9, 2007, the Company and First Niagara Financial Group, Inc. entered into a definitive Merger Agreement whereby the Company will merge into First Niagara. Shareholders of the Company will receive cash, First Niagara stock, or a combination of cash and First Niagara stock in return for their shares of Company stock. The transaction is expected to close in February 2008 subject to the approval of the Company’s shareholders and the receipt of regulatory approvals. More information about Greater Buffalo Savings Bank can be found on the Internet at www.gbsb.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations.

These differences may be the result of various factors, including changes in general, national or regional economic conditions, changes in loan default and charge-off rates, reductions in deposit levels necessitating increased borrowing to fund loans and investments, changes in interest rates, changes in levels of income and expense in noninterest income and expense related activities, competition, and other risk factors.

For further information on these risk factors and uncertainties, please see Great Lakes Bancorp’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006. Great Lakes Bancorp undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or other changes.

Contacts:
Andrew W. Dorn, Jr. President and Chief Executive Officer	Michael J. Rogers Executive Vice President and Chief Financial Officer
Phone: (716) 961-1920	Phone: (716) 961-1980

GREAT LAKES BANCORP, INC.
Summary of Quarterly Financial Data

			Quarterly Trends
	Nine months ended		2007			2006
	September 30,		Third	Second	First	Fourth	Third
	2007	2006	Quarter	Quarter	Quarter	Quarter	Quarter

SELECTED INCOME STATEMENT DATA
(Dollar amounts in thousands)

Interest income	$33,962	31,889	11,419	11,431	11,112	10,840	11,137
Interest expense	22,478	20,545	7,645	7,493	7,340	7,049	7,141
Net interest income	11,484	11,344	3,774	3,938	3,772	3,791	3,996
Provision (credit) for loan losses	263	587	376	(380)	267	443	29
Net interest income after provision (credit) for loan losses	11,221	10,757	3,398	4,318	3,505	3,348	3,967

Noninterest income:
Gain on sale of mortgage loans	699	-	374	263	62	16	-
Service charges on deposit accounts	623	480	233	214	176	174	184
Other fees and service charges	539	379	195	185	159	156	137
Loan fee income	479	247	177	182	120	91	88
Earnings on bank-owned life insurance	367	348	124	122	121	121	117
Other operating income	108	132	36	36	36	42	58

Total noninterest income	2,815	1,586	1,139	1,002	674	600	584

Noninterest expense:
Salaries and employee benefits	10,883	7,620	4,509	3,332	3,042	3,067	2,716
Occupancy, equipment and furnishings	2,449	1,782	971	746	732	690	630
Data processing and operations	865	690	298	299	268	272	240
Professional services	793	457	418	171	204	269	167
Deposit and other insurance	612	185	222	215	175	79	94
Printing, postage and supplies	387	332	119	159	109	109	123
Advertising	379	592	106	139	134	113	202
Other operating expenses	1,788	1,300	673	618	497	558	450

Total noninterest expense	18,156	12,958	7,316	5,679	5,161	5,157	4,622

Loss before income taxes	(4,120)	(615)	(2,779)	(359)	(982)	(1,209)	(71)
Income tax benefit	(1,557)	(472)	(1,079)	(89)	(389)	(456)	(62)

Net loss	$(2,563)	(143)	(1,700)	(270)	(593)	(753)	(9)

SELECTED OPERATING DATA

Net loss per share - basic and diluted	$(0.23)	(0.02)	(0.16)	(0.02)	(0.05)	(0.07)	0.00

Net loss (annualized):
Return on average assets	(0.38)%	(0.02)	(0.75)	(0.12)	(0.27)	(0.34)	0.00
Return on average equity	(2.54)%	(0.21)	(5.04)	(0.80)	(1.77)	(2.19)	(0.03)
Efficiency ratio	125.5%	98.7	146.9	113.4	114.3	115.7	99.5

FTE personnel - end of period	234	234	234	260	245	239	234
Number of branches - end of period	16	14	16	15	15	14	14

Stock price (NYSE: GLK):
High	$14.74	20.98	13.73	14.74	14.69	16.63	17.45
Low	$11.54	14.05	11.54	11.77	11.90	13.82	14.05
Close	$13.45	16.07	13.45	13.21	12.00	14.04	16.07

GREAT LAKES BANCORP, INC.
Summary of Quarterly Financial Data (continued)

	2007			2006
	September 30,	June 30,	March 31,	December 31,	September 30,

SELECTED BALANCE SHEET DATA
(Dollar amounts in thousands)

Cash:
Cash and cash equivalents	$12,799	14,210	15,549	14,026	13,305
Restricted cash	3,897	3,875	3,851	3,923	3,900
Total cash	16,696	18,085	19,400	17,949	17,205

Investment securities:
Available for sale	207,698	216,541	226,808	233,853	242,360
Held-to-maturity	15,973	15,981	15,989	15,997	16,004
Total investment securities	223,671	232,522	242,797	249,850	258,364

Loans:
Real estate loans:
Residential	245,148	252,240	253,626	253,709	247,135
Home equity	60,449	56,664	53,337	53,676	53,235
Commercial	86,927	87,622	89,706	78,666	69,878
Construction	33,822	19,904	30,066	25,481	23,543
Commercial and industrial	67,682	63,044	62,530	55,055	53,791
Automobile loans	55,139	49,315	46,151	43,719	43,284
Other consumer loans	1,377	1,106	765	659	769
Total loans	550,544	529,895	536,181	510,965	491,635
Allowance for loan losses	(2,953)	(2,978)	(3,950)	(3,781)	(3,375)
Deferred loan costs, net	6,581	6,750	6,707	6,744	6,761
Total loans, net	554,172	533,667	538,938	513,928	495,021

Net deferred tax asset (1)	58,139	56,950	56,221	43,106	42,160
Goodwill (1)	244	33	19	12,832	12,271
Total assets	903,747	891,973	904,829	884,412	869,341
Total interest-earning assets	793,108	782,185	796,321	778,617	766,067

Deposits:
Noninterest-bearing checking	32,188	32,151	28,522	37,145	29,022
Interest-bearing checking	44,435	46,647	47,788	45,139	43,443
Savings and money market	194,998	216,848	217,668	214,454	230,037
Total core deposits	271,621	295,646	293,978	296,738	302,502
Certificates of deposit	372,381	350,397	342,903	337,918	354,018
Total deposits	644,002	646,043	636,881	634,656	656,520

Short-term borrowings	15,801	9,114	25,787	17,900	9,539
Long-term borrowings	100,372	91,372	96,372	86,372	56,372
Total interest-bearing liabilities	727,987	714,378	730,518	701,783	693,409
Net interest-earning assets	65,121	67,807	65,803	76,834	72,658
Shareholders’ equity	131,493	134,330	135,623	135,510	136,208
Tangible shareholders’ equity (2)	131,249	134,297	135,604	122,678	123,937
Securities available for sale - fair value adjustment included in shareholders’ equity	$(2,792)	(2,834)	(1,789)	(2,437)	(2,432)
Common shares outstanding	10,826,198	10,925,218	10,921,796	10,921,796	10,915,274

(1) Includes $13.0 million that was reclassified from goodwill to deferred tax assets upon the adoption of FIN 48 in the first quarter of 2007.
(2) Reflects goodwill recognized in connection with the Bay View merger.

GREAT LAKES BANCORP, INC.
Summary of Quarterly Financial Data (continued)

	2007			2006
	September 30,	June 30,	March 31,	December 31,	September 30,

CAPITAL RATIOS

Tier 1 risk-based capital	17.2%	18.8	18.8	20.0	21.6
Total risk based capital	17.7%	19.4	19.6	20.8	22.3
Tier 1 (core) capital	10.6%	11.2	11.3	11.6	11.6
Equity to assets	14.5%	15.1	15.0	15.3	15.7
Tangible shareholders’ equity to tangible assets (1)	14.5%	15.1	15.0	14.1	14.5

Shareholders’ equity per share	$12.15	12.30	12.42	12.41	12.48
Tangible shareholders’ equity per share (1)	$12.12	12.29	12.42	11.23	11.35

ASSET QUALITY DATA
(Dollar amounts in thousands)

Nonaccrual loans	$974	1,481	3,688	3,548	1,186
Accruing loans past due 90 days or more (2)	2,369	210	-	-	-
Total non-performing loans	3,343	1,691	3,688	3,548	1,186
Foreclosed assets	70	1,018	77	91	82
Total non-performing assets	$3,413	2,709	3,765	3,639	1,268

Provision (credit) for loan losses	$376	(380)	267	443	29
Net loan charge-offs	$(401)	(592)	(98)	(37)	(24)
Net charge-offs to average loans	0.29%	0.44	0.08	0.03	0.02
Total non-performing loans to total loans	0.60%	0.32	0.68	0.69	0.24
Total non-performing assets to total assets	0.38%	0.30	0.42	0.41	0.15
Allowance for loan losses to total loans	0.53%	0.55	0.73	0.73	0.68
Allowance for loan losses to non-performing loans	88.34%	176.13	107.11	106.58	284.62

(1)	Reflects goodwill recognized in connection with the Bay View merger.
(2)	Includes a $2.1 million commercial mortgage loan for which principal and interest is fully guaranteed by the U.S. Department of Agriculture.

GREAT LAKES BANCORP, INC.
Summary of Quarterly Financial Data (continued)

			Quarterly Trends
	Nine months ended		2007			2006
	September 30,		Third	Second	First	Fourth	Third
	2007	2006	Quarter	Quarter	Quarter	Quarter	Quarter

SELECTED AVERAGE BALANCES
(Dollar amounts in thousands)

Taxable securities	$226,757	252,842	217,842	227,097	235,525	243,864	252,513
Tax-exempt securities	15,131	15,165	15,122	15,131	15,140	15,148	15,157
Commercial loans:
Commercial real estate	108,988	74,978	110,984	110,708	105,208	91,778	85,811
Commercial and industrial	62,160	45,308	65,410	63,013	57,977	54,367	53,361
Consumer loans:
Residential mortgages	256,475	238,585	254,545	258,192	256,711	254,557	246,749
Home equity	54,530	51,229	57,691	52,656	53,196	54,263	53,131
Automobile	48,331	41,415	53,025	47,145	44,731	43,223	43,285
Other	1,384	551	1,653	1,664	825	852	604
Loans	538,664	458,707	550,205	540,127	525,386	505,882	489,694
Total interest-earning assets	788,824	781,198	792,046	790,547	783,788	770,806	793,263
Allowance for loan losses	(3,538)	(3,146)	(3,096)	(3,631)	(3,896)	(3,418)	(3,319)
Noninterest-earning assets	109,164	74,245	110,143	108,536	108,797	105,386	102,631
Total assets	894,450	852,297	899,093	895,452	888,689	872,774	892,575

Interest-bearing liabilities:
Interest-bearing checking	44,699	42,241	46,505	44,711	42,840	42,105	40,916
Savings	84,667	116,567	81,639	84,029	88,408	91,926	98,476
Money market	126,729	132,852	117,929	135,010	127,352	137,413	141,166
Certificates of deposit	353,258	324,072	374,111	346,116	339,162	344,353	349,826
Borrowings	110,418	107,102	102,581	110,832	118,010	76,722	80,222
Total interest-bearing liabilities	719,771	722,834	722,765	720,698	715,772	692,519	710,606

Noninterest-bearing checking	28,947	27,100	30,999	28,767	27,032	33,478	30,606
Total liabilities	759,386	761,587	765,188	759,905	752,928	736,434	757,589
Shareholders’ equity	135,064	90,710	133,905	135,547	135,761	136,340	134,986
Net earning assets	$69,053	58,634	69,281	69,849	68,016	78,287	82,657
Weighted average common shares outstanding - basic and diluted	10,909,761	8,007,137	10,883,784	10,923,665	10,921,796	10,921,583	10,914,896

Average loans to average deposits	84.4%	71.4	84.5	84.6	84.1	77.9	74.1
Average loans to average assets	60.2%	53.8	61.2	60.3	59.1	58.0	54.9

SELECTED AVERAGE YIELDS/RATES

Total investment securities	5.05%	4.95	5.05	5.05	5.04	5.01	4.98
Loans	6.15%	5.87	6.09	6.20	6.15	5.96	5.99
Total interest-earning assets	5.79%	5.49	5.75	5.83	5.78	5.61	5.60
Interest-bearing checking	1.20%	1.44	1.18	1.19	1.22	1.19	1.28
Savings	2.17%	2.28	2.16	2.16	2.18	2.22	2.24
Money market	3.91%	3.88	3.91	3.92	3.91	3.91	3.92
Certificates of deposit	4.75%	4.25	4.81	4.74	4.71	4.60	4.46
Borrowings	5.37%	4.93	5.30	5.40	5.40	5.48	5.58
Total interest-bearing liabilities	4.18%	3.80	4.20	4.17	4.16	4.04	3.99
Net interest rate spread	1.61%	1.69	1.55	1.66	1.62	1.57	1.61
Contribution of interest-free funds	0.37%	0.29	0.37	0.37	0.37	0.42	0.42
Net interest rate margin	1.98%	1.98	1.92	2.03	1.99	1.99	2.03